Exhibit 10(h)
                          AMENDED AND RESTATED
                   NONQUALIFIED STOCK OPTION AGREEMENT



THIS NONQUALIFIED STOCK OPTION AGREEMENT (the "Option
Agreement"), made as of this 12th day of November, 1998, by and between Jerry S. Neely (the "Participant"), and ISITOP, Inc.
(the "Company")


                          W I T N E S S E T H:


WHEREAS, the Participant is a key management employee of the Company, its parent or any subsidiary of the Company, and it is important to the Company that the Participant be encouraged to remain in the employ of the Company, its parent or any subsidiary of the Company; and

WHEREAS, in recognition of such facts, the Company desires to provide to the Participant an opportunity to purchase shares of the common stock of the Company, as hereinafter provided.

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for good and valuable consideration, the Participant and the Company hereby agree as follows:

1. GRANT OF STOCK OPTION. The Company hereby grants to the Participant a stock option (the "Stock Option") to purchase all or any part of an aggregate of three thousand seven hundred fifty (3,750) shares of its Common Stock, par value $0.30, (the "Stock") as set forth below, under and subject to the terms and conditions of this Option Agreement. The purchase price for each share to be purchased hereunder shall be two dollars and thirteen and one-third cents ($2.133333) (the "Option Price")

2. TIMES OF EXERCISE OF STOCK OPTION. The Participant shall be eligible to exercise his Stock Option only after the Company has repaid The Beard Company ("Beard") for all advances made by Beard to the Company pursuant to the Subscription Agreement attached as Exhibit "A" plus any accrued interest and Beard's initial $32,000 investment in the Company (the "Exercise Event"). In addition, the conditions of Section 8 hereof must be satisfied before the Participant shall be eligible to exercise his Stock Option. If the Participant's employment with the Company (or its parent or of any one or more of the subsidiaries of the Company) remains full-time and continuous at all times prior to the Exercise Event, then the Participant shall be entitled, subject to the applicable provisions of this Option Agreement having been satisfied, to exercise on or after the applicable Exercise Event, on a cumulative basis, the number of shares of Stock set forth in the foregoing Section 1.

3. TERM OF STOCK OPTION. Stock Options shall be granted on the following terms and conditions. Stock Options shall only be granted to key management employees, directors or key professional employees of the Company, its parent or any subsidiary of the Company. No Stock Option shall be exercisable more than ten (10) years from the date of grant. Subject to such limitations, the Committee shall have the discretion to fix the period ("Option Period") during which Stock Options may be exercised. Provided, notwithstanding anything in this Option Agreement to the contrary, if the employment of the Participant is terminated for "Cause" prior to the expiration of the Option Period, to the extent any Stock Options under this Option Agreement have not been previously exercised, such Stock Options shall automatically and immediately expire as of the date of such termination of employment, regardless of the extent to which it would have been otherwise exercisable at such time. For purposes of this Option Agreement, termination of the Participant's employment by the Company for Cause shall mean termination for one of the following reasons: (i) the conviction of the Participant of a felony by a federal or state court of competent jurisdiction; (ii) an act or acts of dishonesty taken by the Participant and intended to result in substantial personal enrichment of the Participant at the expense of the Company; or
(iii) the Participant's willful breach or habitual neglect of the duties which he is required to perform under the Employment Agreement between the Company and the Participant.

4. NONTRANSFERABILITY OF STOCK OPTIONS. Except as otherwise herein provided, any Stock Option granted shall not be transferable otherwise than by will or the laws of descent and distribution, and the Stock Option may be exercised only by him. More particularly (but without limiting the generality of the foregoing), the Stock Option may not be assigned, transferred (except as provided above), pledged or hypothecated in any way, shall not be assignable by operation of law and shall not be subject to execution, attachment, or similar process. Any attempted assignment, transfer, pledge, hypothecation or other disposition of the Stock Option contrary to the provisions hereof shall be null and void and without effect.

5. EMPLOYMENT. So long as the Participant shall continue to be a full-time and continuous employee of the Company, its parent or one or more of the subsidiaries of the Company, any Stock Option granted to him shall not be affected by any change of duties or position. Nothing in this Option Agreement shall confer upon the Participant any right to continue in the employ of the Company, its parent or any of the subsidiaries of the Company, or interfere in any way with the right of the Company, its parent or any of the subsidiaries of the Company to terminate such Participant's employment at any time.

6. SPECIAL RULES WITH RESPECT TO STOCK OPTIONS. With respect to Stock Options granted hereunder, the following special rules shall apply:

(a)	Acceleration  of  Otherwise  Unexercisable  Stock
Options on Retirement. Death, Disability or Other Special Circum-stances. The Committee, in its sole discretion, may permit (i) a Participant who terminates employment due to retirement, (ii) a Participant who terminates employment due to a disability, (iii) the personal representative of a deceased Participant, or (iv) any other Participant who terminates employment upon the occurrence of special circumstances (as determined by the Committee) to purchase all or any part of the shares subject to Stock Option on the date of the Participant's retirement, disability, death, or as the Committee otherwise so determines, notwithstanding that all installments, if any, had not accrued on such date.

(b)	Number of Stock Options Granted. Participants may
be granted more than one Stock Option. In making any such deter-mination, the Committee shall obtain the advice and recommendation of the officers of the Company, its parent, or a subsidiary of the Company which have supervisory authority over such Participants. Further, the granting of a Stock Option under this Option Agreement shall not affect any outstanding Stock Option previously granted to a Participant under the Plan.

(c)	Assumption of Outstanding Stock Options. To the
extent permitted by the applicable provisions of the Code, any successor to the Company succeeding to, or assigned the business of, the Company as the result of or in connection with a corporate merger, consolidation, combination, reorganization or liquidation transaction shall assume Stock Options outstanding under this Option Agreement or issue new Stock Options in place of such outstanding Stock Options. Provided, such assumption of outstanding Stock Options is to be made on a fair and equivalent basis in accordance with the applicable provisions of Section 424(a) of the Code; provided, further, in no event will such assumption result in a modification of any Stock Option as defined in Section 424(h) of the Code.

(d)	Adjustments Under Changes in Capitalization. The
aggregate number of shares of Stock under Stock Options granted under this Option Agreement, the Option Price and the total number of shares of Stock which may be purchased by a Participant on exercise of the Stock Option shall be appropriately adjusted or modified by the Committee to reflect any recapitalization, stock split, merger, consolidation, reorganization, combination, liquidation, stock dividend or similar transaction involving the Company. Provided, any such adjustment shall be made in such a manner as to not constitute a modification as defined in Section 424(h) of the Code.

7. METHOD OF EXERCISING STOCK OPTIONS.

(a)	Procedures for Exercise. The manner of exercising
the Stock Option herein granted shall be by written notice to the Secretary or Personnel Manager of the Company prior to the date the Stock Option, or part thereof, is to be exercised, and in any event prior to the expiration of the Option Period. Such notice shall state the election to exercise the Stock Option and the number of shares of Stock with respect to that portion of the Stock Option being exercised, and shall be signed by the person or persons so exercising the Stock Option.

(b)	Form of Payment. Payment for shares of Stock
purchased under this Option Agreement shall be made in full and in cash or by check, Stock of the Company or a combination thereof, at the time of exercise of the Stock Options as a condition thereof, and no loan or advance shall be made by the Company for the purpose of financing, in whole or in part, the purchase of Stock. In the event that common stock of the Company is utilized as consideration for the purchase of Stock upon the exercise of a Stock Option, then, such common stock shall be valued at "fair market value". For all purposes of effecting the exercise of a Stock Option, the date on which the Participant gives the notice of exercise to the Company will be the date he becomes bound contractually to take and pay for the shares of Stock underlying the Stock Option. The Committee may also adopt such other procedures which it desires for the payment of the purchase price upon the exercise of a Stock Option which are not inconsistent with the applicable provisions of the Code which relate to Stock Options.

(c)	Payment of Withholding Taxes. No exercise of any
Stock Option shall be permitted nor shall any Stock be issued to the Participant until the Company receives full payment for the Stock purchased which shall include any required state and federal withholding taxes. Further, upon the exercise of any Stock Option, the Participant may direct the Company to retain from the shares of Stock to be issued upon exercise of the Stock Option that number of initial shares of Stock (based on fair market value) that would be necessary to satisfy the requirements for withholding any amounts of taxes due upon the exercise of such Stock Option.

8. SECURITIES LAW RESTRICTIONS. Stock Options shall be exercised and Stock issued only upon compliance with the Securities Act of 1933, as amended (the "Act"), and any other applicable securities law, or pursuant to an exemption therefrom.

9. SHAREHOLDER RIGHTS. The Participant shall have no rights as a shareholder with respect to any shares of Stock subject to a Stock Option prior to the purchase of such shares of Stock by exercise of the Stock Option.

10. NOTICES. All notices or other communications relating to the Plan and this Option Agreement as it relates to the Participant shall be in writing and shall be mailed (U.S.
Mail) by the Company to the Participant at the then current address as maintained by the Company or such other address as the Participant may advise the Company in writing.

11. SUPERSEDES PRIOR GRANT. This Option Agreement supersedes and replaces the prior grant to the Participant dated the 1st day of April, 1997.

IN WITNESS WHEREOF, the Company has caused this Option
Agreement to be duly executed by its officers thereunto duly authorized, and the Participant has hereunto set his hand and seal, all on the day and year first above written.

                                   ISITOP, INC., an Oklahoma corporation

                                   By  HERB MEE, JR.
                                       Herb Mee, Jr.,Vice President

                                                          "COMPANY"

                                   JERRY S. NEELY
                                   Jerry S. Neely, an individual

                                                        "PARTICIPANT"